Exhibit 99.1

CVG REPORTS THIRD QUARTER 2022 RESULTS

Sales increase of 5%, previously announced pricing and profit recovery showing results
New business wins expected to surpass expectations and debt paydown toward higher end of $25-40 million range

NEW ALBANY, OHIO (November 2, 2022) - CVG (NASDAQ: CVGI), a diversified industrial products and services company, today announced financial results for its third quarter ended September 30, 2022.

Third Quarter 2022 Highlights (Compared with prior year, where comparisons are noted)
•Revenues of $251.4 million, up $11.8 million or 4.9%. Operating Income of $9.5 million. Adjusted operating income of $10.6 million, down $1.6 million or 13.1% versus Q3 2021.
•Net income of $3.6 million, or $0.11 per diluted share. Adjusted net income of $5.1 million, or $0.15 per diluted share, a decrease of $0.10 per diluted share versus Q3 2021.
•Adjusted EBITDA of $14.3 million, down $2.6 million or 15.4% versus Q3 2021. Adjusted EBITDA margin of 5.7% versus 7.1% in Q3 2021.
•Expect full year debt paydown at the high end of $25 million to $40 million range, and on track to fully pay off revolver in Q4 2022.
•Innovation program continued to deliver new products, new customers, and new business wins and remains on track for approximately $200 million in annualized wins in 2022.
•Efforts to transform cost structure remain ahead of schedule, improving our competitive position with next-generation manufacturing processes as well as new low-cost plants in low-cost countries.

Harold Bevis, President and Chief Executive Officer of CVG, said, "CVG continued to deliver against its business transformation plan with sequential improvements in revenue, adjusted EBITDA, operating income margin, free cash flow, and new business wins during the quarter. In the third quarter, sales and profit increased in our vehicle businesses, somewhat offsetting the pause in warehouse automation that we highlighted last quarter. Our operating performance is on track to deliver the higher end of our free cash flow generation target, which in turn puts us on track to pay down debt at the higher end of the previously announced range, fully pay off our revolving credit facility and end the year with cash on hand.”

“CVG’s transformation plan is on track; however, 2022 results have been masked by persisting inflationary pressures. Our plan includes improving or exiting underperforming legacy business, winning new business, particularly within our Electrical Systems segment, and improving our balance sheet. Our new wins, particularly within the electric vehicle market, remain on pace for a record year, supporting our goal of increasing the accretive mix of Electrical Systems sales for CVG. Our customers truly appreciate our value-add in this business, and we are now a Tier 1 designer of electrical systems for electric vehicle manufacturers.”

“We are proud of the progress we’ve made company-wide, thanks to our great team of leaders and employees, and are encouraged by strong underlying vehicle demand and new business wins. While we continue to operate in a challenging macro environment, we believe we are beginning to see some relief, particularly as it relates to steel pricing and freight costs.”

Third Quarter Financial Results
(amounts in millions except per share data and percentages)

	Third Quarter
	2022	2021	$ Change	% Change
Revenues	$251.4	$239.6	$11.8	4.9%
Gross profit	$26.8	$30.1	$(3.3)	(11.0)%
Gross margin	10.7%	12.6%
Adjusted gross profit [1]	$27.4	$30.1	$(2.7)	(9.0)%
Adjusted gross margin [1]	10.9%	12.6%
Operating income (loss)	$9.5	$11.4	$(1.9)	(16.7)%
Operating margin	3.8%	4.8%
Adjusted operating income (loss) [1]	$10.6	$12.2	$(1.6)	(13.1)%
Adjusted operating margin [1]	4.2%	5.1%
Net income (loss)	$3.6	$7.5	$(3.9)	(52.0)%
Adjusted net income (loss)[1]	$5.1	$8.1	$(3.0)	(37.0)%
Earnings (loss) per share, diluted	$0.11	$0.23	$(0.12)	(52.2)%
Adjusted earnings per share, diluted [1]	$0.15	$0.25	$(0.10)	(40.0)%
Adjusted EBITDA [1]	$14.3	$16.9	$(2.6)	(15.4)%
Adjusted EBITDA margin [1]	5.7%	7.1%
[1] See Appendix A for GAAP to Non-GAAP reconciliation

Consolidated Results of Operations

Third Quarter 2022 Results
•Third quarter 2022 revenues increased 4.9% to $251.4 million, compared to $239.6 million in the prior year period. The increase in revenues was primarily driven by increased pricing to offset material cost increases and volume, offset by a volume decrease in Warehouse Automation. Foreign currency translation also unfavorably impacted third quarter 2022 revenues by $6.5 million, or 2.7%.
•Operating income in the third quarter 2022 was $9.5 million compared to $11.4 million in the prior year period. The decrease in operating income was primarily attributable to a lag in price-cost offsets, $2.9 million of new business startup costs and $0.6 million of restructuring expenses. The third quarter 2022 adjusted operating income was $10.6 million, excluding special charges.
•Interest associated with debt was $2.8 million and $1.6 million for the third quarter 2022 and 2021, respectively.
•Net income was $3.6 million, or $0.11 per diluted share, in the third quarter 2022 compared to $7.5 million, or $0.23 per diluted share, in the prior year period.

At September 30, 2022, the Company had $11.6 million of outstanding borrowings on its revolving credit facility, $38.7 million of cash and $137.2 million of availability from the revolving credit facility, resulting in total liquidity of $175.9 million.

Third Quarter 2022 Segment Results

Vehicle Solutions Segment
•Revenues in the third quarter 2022 increased 30.6% to $154.0 million, compared to $117.9 million in the prior year period, primarily resulting from material cost pass-through and favorable volume.
•Operating income in the third quarter 2022 increased 227.3% to $9.6 million, compared to $2.9 million in the prior year period, primarily driven by volume leverage, increased pricing and lower health care expense.
Electrical Systems Segment
•Revenues in the third quarter 2022 increased 15.1% to $46.1 million, compared to $40.1 million in the prior year period, primarily resulting from material cost pass-through and contributions from new business wins.
•Operating income was $5.2 million compared to $4.9 million in the prior year period. The increase in operating income was primarily attributable to a decrease in SG&A expenses offset by increased labor costs, raw material inflation and freight cost increases.

Aftermarket and Accessories Segment
•Revenues in the third quarter 2022 increased 24.1% to $37.1 million, compared to $29.9 million in the prior year period, primarily resulting from increased volume and pricing to offset material cost pass-through.
•Operating income was $5.0 million compared to $2.3 million in the prior year period. The increase in operating income was primarily attributable to the increase in pricing to offset material cost pass-through. Adjusted operating income was $5.4 million, an increase of 129.8%.
Warehouse Automation Segment
•Revenues in the third quarter 2022 were $14.1 million compared to $51.7 million in the prior year period, a decrease of 72.7% primarily due to lower demand levels.
•Operating loss in the third quarter 2022 was $1.0 million compared to operating income of $8.0 million in the prior year period. The decrease was primarily attributable to lower volumes. Adjusted operating loss was $0.7 million, compared to income of $8.1 million in the prior period.

Demand Outlook

According to ACT Research, 2022 North American Class 8 truck production levels are expected to be at 310,000 units and Class 5-7 production are expected to be at 234,000 units. This outlook supports the Company’s 2022 projections for production of vehicle products.

GAAP to Non-GAAP Reconciliation

A reconciliation of GAAP to non-GAAP financial measures referenced in this release is included as Appendix A to this release.

Conference Call

A conference call to discuss this press release is scheduled for Thursday, November 3, 2022, at 10:00 a.m. ET. During the conference call, management intends to reference the Q3 2022 Earnings Call Presentation posted on the "Investors" section of CVG's website. To participate, dial (888) 396-8049 using conference code 38941344. International participants dial (416) 764-8646 using conference code 38941344.
This call is being webcast and can be accessed through the “Investors” section of CVG’s website at www.cvgrp.com, where it will be archived for one year.

A telephonic replay of the conference call will be available for a period of two weeks following the call. To access the replay, toll-free callers can dial (877) 674-7070 using access code 941344.

Company Contact
Andy Cheung
Chief Financial Officer
CVG
IR@cvgrp.com

Investor Relations Contact
Ross Collins or Stephen Poe
Alpha IR Group
CVGI@alpha-ir.com

About CVG

At CVG, we deliver real solutions to complex design, engineering and manufacturing problems while creating positive change for our customers, industries and communities we serve. Information about the Company and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe”, “anticipate”, “plan”, “expect”, “intend”, “will”, “should”, “could”, “would”, “project”, “continue”, “likely”, and similar expressions. In particular, this press release may contain forward-looking statements about the Company’s expectations for future periods with respect to its plans to improve financial results, the future of the Company’s end markets, including the short-term and long-term impact of the COVID-19 pandemic on our business, changes in the Class 8 and Class 5-7 North America truck build rates, performance of the global construction equipment business, the Company’s prospects in the wire harness, warehouse automation and electric vehicle markets, the Company’s initiatives to address customer needs, organic growth, the Company’s strategic plans and plans to focus on certain segments, competition faced by the Company, volatility in and disruption to the global economic environment and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including those included in the Company’s filings with the SEC. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.
###

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months and Nine Months Ended September 30, 2022 and 2021
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Revenues	$251,412	$239,610	$746,635	$742,673
Cost of revenues	224,570	209,466	672,531	647,040
Gross profit	26,842	30,144	74,104	95,633
Selling, general and administrative expenses	17,304	18,772	49,955	52,529
Operating income	9,538	11,372	24,149	43,104
Other (income) expense	1,924	(186)	2,798	(1,127)
Interest expense	2,813	1,630	6,892	9,489
Loss on extinguishment of debt	—	—	921	7,155
Income before provision for income taxes	4,801	9,928	13,538	27,587
Provision for income taxes	1,250	2,417	3,520	6,491
Net income	$3,551	$7,511	$10,018	$21,096
Earnings per Common Share:
Basic	$0.11	$0.24	$0.30	$0.67
Diluted	$0.11	$0.23	$0.30	$0.64
Weighted average shares outstanding:
Basic	32,460	31,570	32,950	31,432
Diluted	32,922	32,706	33,645	32,738

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands, except per share amounts)

ASSETS	September 30, 2022	December 31, 2021
Current assets:
Cash	$38,713	$34,958
Accounts receivable, net of allowances of $343 and $243, respectively	178,340	174,472
Inventories	150,347	141,045
Other current assets	15,788	20,201
Total current assets	383,188	370,676
Property, plant and equipment, net	64,755	63,126
Intangible assets, net	15,468	18,283
Deferred income taxes	24,381	24,108
Other assets, net	33,658	31,500
Total assets	$521,450	$507,693
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$121,350	$101,915
Accrued liabilities and other	48,446	50,840
Current portion of long-term debt	9,844	9,375
Total current liabilities	179,640	162,130
Long-term debt	174,490	185,581
Pension and other post-retirement benefits	7,704	9,905
Other long-term liabilities	23,855	23,424
Total liabilities	$385,689	$381,040
Stockholders’ equity:
Preferred stock, $0.01 par value ($5,000,000 shares authorized; no shares issued and outstanding)	$—	$—
Common stock, $0.01 par value ($60,000,000 shares authorized; 32,551,341 and 32,034,592 shares issued and outstanding respectively)	326	321
Treasury stock, at cost: 1,842,407 and 1,708,981 shares, respectively	(14,138)	(13,172)
Additional paid-in capital	260,210	255,566
Retained deficit	(63,606)	(73,624)
Accumulated other comprehensive loss	(47,031)	(42,438)
Total stockholders’ equity	135,761	126,653
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$521,450	$507,693

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
BUSINESS SEGMENT FINANCIAL INFORMATION
(Unaudited)
(Amounts in thousands)

	Three Months Ended September 30,
	Vehicle Solutions		Warehouse Automation		Electrical Systems		Aftermarket and Accessories		Corporate/Other		Total
	2022	2021	2022	2021	2022	2021	2022	2021	2022	2021	2022	2021
Revenues	$154,024	$117,914	$14,116	$51,681	$46,129	$40,085	$37,143	$29,930	$—	$—	$251,412	$239,610
Gross profit	13,839	10,143	404	9,486	6,210	6,633	6,389	3,885	—	(3)	26,842	30,144
Selling, general & administrative expenses	4,279	7,222	1,371	1,461	1,055	1,718	1,436	1,536	9,163	6,835	17,304	18,772
Operating income (loss)	$9,560	$2,921	$(967)	$8,025	$5,155	$4,915	$4,953	$2,349	$(9,163)	$(6,838)	$9,538	$11,372

	Nine Months Ended September 30,
	Vehicle Solutions		Warehouse Automation		Electrical Systems		Aftermarket and Accessories		Corporate/Other		Total
	2022	2021	2022	2021	2022	2021	2022	2021	2022	2021	2022	2021
Revenues	$436,966	$372,487	$76,789	$150,378	$133,350	$130,742	$99,530	$89,066	$—	$—	$746,635	$742,673
Gross profit	35,657	38,914	8,249	24,612	16,857	17,545	13,341	14,605	—	(43)	74,104	95,633
Selling, general & administrative expenses	18,269	20,269	4,242	4,199	3,998	4,646	4,636	4,407	18,810	19,008	49,955	52,529
Operating income (loss)	$17,388	$18,645	$4,007	$20,413	$12,859	$12,899	$8,705	$10,198	$(18,810)	$(19,051)	$24,149	$43,104

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
Appendix A: Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts and percentages)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Gross profit	$26,842	$30,144	$74,104	$95,633
Restructuring	607	—	2,958	—
Adjusted gross profit	$27,449	$30,144	$77,062	$95,633
% of revenues	10.9%	12.6%	10.3%	12.9%

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Operating income (loss)	$9,538	$11,372	$24,149	$43,104
Restructuring	647	—	3,387	—
Deferred consideration purchase accounting	103	120	341	488
Investigation	—	—	—	394
Executive transition	329	683	329	683
Total operating income (loss) adjustments	1,079	803	4,057	1,565
Adjusted operating income (loss)	$10,617	$12,175	$28,206	$44,669
% of revenues	4.2%	5.1%	3.8%	6.0%

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net income (loss)	$3,551	$7,511	$10,018	$21,096
Operating income (loss) adjustments	1,079	803	4,057	1,565
Pension settlement	1,116	—	1,116	—
Loss on extinguishment of debt	—	—	921	7,155
Hryvnia fair value adjustments on forward exchange contracts	(153)	—	98	—
Adjusted (benefit) provision for income taxes[1]	(511)	(201)	(1,548)	(2,180)
Adjusted net income (loss)	$5,082	$8,113	$14,662	$27,636

Diluted EPS	$0.11	$0.23	$0.30	$0.64
Adjustments to diluted EPS	$0.04	$0.02	$0.14	$0.20
Adjusted diluted EPS	$0.15	$0.25	$0.44	$0.84
1.Reported Tax (Benefit) Provision adjusted for tax effect of special charges at 25%

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net income (loss)	$3,551	$7,511	$10,018	$21,096
Interest expense	2,813	1,630	6,892	9,489
Provision (benefit) for income taxes	1,250	2,417	3,520	6,491
Depreciation expense	3,749	3,712	11,043	11,300
Amortization expense	851	859	2,563	2,579
EBITDA	$12,214	$16,129	$34,036	$50,955
% of revenues	4.9%	6.7%	4.6%	6.9%

EBITDA adjustments
Restructuring	$647	$—	$3,387	$—
Deferred consideration purchase accounting	103	120	341	488
Loss on extinguishment of debt	—	—	921	7,155
Hryvnia fair value adjustments on forward exchange contracts	(153)	—	98	—
Executive transition	329	683	329	683
Pension settlement	1,116	—	1,116	—
Investigation	—	—	—	394
Adjusted EBITDA	$14,256	$16,932	$40,228	$59,675
% of revenues	5.7%	7.1%	5.4%	8.0%

	Three Months Ended September 30, 2022
	Vehicle Solutions	Warehouse Automation	Electrical Systems	Aftermarket and Accessories	Corporate/Other	Total
Operating income (loss)	$9,560	$(967)	$5,155	$4,953	$(9,163)	$9,538
Restructuring	66	136	—	445	—	647
Deferred consideration purchase accounting	—	103	—	—	—	103
Executive transition	—	—	—	—	329	329
Adjusted operating income (loss)	$9,626	$(728)	$5,155	$5,398	$(8,834)	$10,617
% of revenues	6.2%	(5.2)%	11.2%	14.5%		4.2%

	Nine Months Ended September 30, 2022
	Vehicle Solutions	Warehouse Automation	Electrical Systems	Aftermarket and Accessories	Corporate/Other	Total
Operating income (loss)	$17,388	$4,007	$12,859	$8,705	$(18,810)	$24,149
Restructuring	270	800	571	1,440	306	3,387
Deferred consideration purchase accounting	—	341	—	—	—	341
Executive transition	—	—	—	—	329	329
Adjusted operating income (loss)	$17,658	$5,148	$13,430	$10,145	$(18,175)	$28,206
% of revenues	4.0%	6.7%	10.1%	10.2%		3.8%

	Three Months Ended September 30, 2021
	Vehicle Solutions	Warehouse Automation	Electrical Systems	Aftermarket and Accessories	Corporate/Other	Total
Operating income (loss)	$2,921	$8,025	$4,915	$2,349	$(6,838)	$11,372
Deferred consideration purchase accounting	—	120	—	—	—	120
Investigation	—	—	—	—	—	—
Executive transition	—	—	—	—	683	683
Adjusted operating income (loss)	$2,921	$8,145	$4,915	$2,349	$(6,155)	$12,175
% of revenues	2.5%	15.8%	12.3%	7.8%		5.1%

	Nine Months Ended September 30, 2021
	Vehicle Solutions	Warehouse Automation	Electrical Systems	Aftermarket and Accessories	Corporate/Other	Total
Operating income (loss)	$18,645	$20,413	$12,899	$10,198	$(19,051)	$43,104
Deferred consideration purchase accounting	—	488	—	—	—	488
Investigation	—	—	—	—	394	394
Executive transition	—	—	—	—	683	683
Adjusted operating income (loss)	$18,645	$20,901	$12,899	$10,198	$(17,974)	$44,669
% of revenues	5.0%	13.9%	9.9%	11.4%		6.0%

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the non-GAAP measures exclude items that (i) management believes reflect the Company’s multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, engage in financial and operational planning and to determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on the Company’s financial and operating results and in comparing the Company’s performance to that of its competitors and to comparable reporting periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. The financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.